SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2023

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2023, BankProv, the wholly owned subsidiary of Provident Bancorp, Inc. (the “Company”), entered into an employment agreement with Joseph B. Reilly and amended and restated employment agreements with Carol L. Houle and Joseph Mancini.  Pursuant to the employment agreements, Mr. Reilly and Ms. Houle, each of whom had been serving as Interim Co-President and Co-Chief Executive Officer of the Company and BankProv, will serve as Co-President and Co-Chief Executive Officer of each entity.  Ms. Houle also has served and will continue to serve as the Chief Financial Officer of the Company and BankProv.  Mr. Mancini has served and will continue to serve as the Chief Operating Officer of the Company and BankProv.  The employment agreement with Mr. Reilly has a term of one year and the amended and restated employment agreements with Ms. Houle and Mr. Mancini each have a term of two years.  Each year the disinterested members of the Board of Directors must conduct a comprehensive annual performance evaluation and affirmatively approve any extension of the terms of the agreements with Ms. Houle and Mr. Mancini for an additional year or determine not to extend the term of any of the agreements.  The Board of Directors may also extend the term of the employment agreement with Mr. Reilly for one year.
The employment agreements provide Mr. Reilly, Ms. Houle and Mr. Mancini with current base salaries of $472,750, $472,750 and $345,000, respectively.  BankProv may increase the base salaries from time to time.  In addition to base salaries, the executives are entitled to participate in any employee benefit plans and bonus programs in effect from time to time for senior executives of BankProv.  Mr. Reilly and Ms. Houle have a short-term incentive bonus opportunity of at least 35% of their base salaries.  BankProv will also reimburse the executives for all reasonable business expenses incurred by them in the performance of their duties and responsibilities.  Mr. Reilly also receives a monthly payment of $597.50 as reimbursement for after-tax Medicare payments.
In the event of an executive’s involuntary termination of employment without “cause” (as defined in the agreements), or in the event of his or her resignation for “good reason” (as defined in the agreements) in either case prior to the attainment of age 68 or 65, respectively, Mr. Reilly and Ms. Houle will each receive a severance payment equal to the sum of the base salary and “Average Bonus” (defined below) that would have been paid through the expiration date of the respective employment agreement.  Mr. Mancini will receive a lump sum severance payment equal to the base salary that would have been paid through the expiration date of his employment agreement as well as his pro rata “Average Bonus” (defined below).  If the termination of employment occurs in connection with a change in control, the severance payments for Mr. Reilly and Ms. Houle will equal two times the sum of their base salary and Average Bonus and the severance payment for Mr. Mancini will equal two times his base salary.  For purposes of the employment agreements, the term “Average Bonus” means the average of the aggregate bonuses or other cash incentive compensation paid (or accrued, but not yet paid) to the executive for the three calendar years immediately preceding the termination of employment.  In addition, Ms. Houle and Mr. Mancini will be entitled to receive continued non-taxable medical and dental insurance coverage through the then remaining unexpired term of the agreements, and Ms. Houle will also be entitled to receive continued life insurance coverage through the then remaining unexpired term of her agreement.
In addition, should BankProv terminate the employment of either Mr. Reilly or Ms. Houle following the executive becoming disabled, BankProv will continue to pay the executive his or her base salary from the date of the termination of employment for up to 180 days.  If at the end of 180 days, the executive is not yet receiving disability payments under a plan covering employees of BankProv, BankProv will continue to pay the executive his or her base salary at a rate of 60% until the earlier of: (i) the date he or she becomes entitled to disability benefits under such a plan; (ii) his or her death; or (iii) the expiration of the term of the respective employment agreement.
In the event of the death of any of the executives during the term of the respective agreement, BankProv will pay his or her beneficiaries the base salary the executive would have earned for six months following his or her death, and Ms. Houle’s and Mr. Mancini’s family will continue to receive medical coverage for one year at the same out-of-pocket expense that the executive paid prior to her or his death, respectively.
If either Mr. Reilly, Ms. Houle, or Mr. Mancini voluntarily terminates employment on account of his or her “retirement” (that is on or after attaining age 68 for Mr. Reilly, or 65 for Ms. Houle or Mr. Mancini), no severance shall be paid.  In the event of such voluntary termination on account of her retirement, Ms. Houle will be entitled to continue to receive medical benefits at the same level in effect on, and at the same out-of-pocket cost to the executive as of, the date of her retirement for a period of one year.

None of the executives will be entitled to any severance benefits under their respective employment agreement if BankProv terminates the executive’s employment for “cause” (as defined under the employment agreement).
Upon any termination of employment that would entitle an executive to a severance payment (other than a termination in connection with a change in control), the executive will be required to adhere to non-competition and non-solicitation covenants for up to one year.

Copies of the employment agreement for Mr. Reilly and amended and restated employment agreements for Ms. Houle and Mr. Mancini are attached as exhibits to this Current Report.

Item 8.01 Other Events

On February 15, 2023, the Company issued a press release announcing the appointments of Mr. Reilly and Ms. Houle as Co-Presidents and Co-Chief Executive Officers.  A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description

10.1	Employment Agreement with Joseph B. Reilly
10.2	Amended and Restated Employment Agreement with Carol L. Houle
10.3	Amended and Restated Employment Agreement with Joseph Mancini
99.1	Press release dated February 15, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: February 21, 2023	By:	/s/ Carol L. Houle
Carol L. Houle
Co-President, Co-Chief Executive Officer, and Chief Financial Officer